                     DAIMLER-BENZ AUTO GRANTOR TRUST 1997-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: JANUARY 1999
DISTRIBUTION DATE: 2/22/99


STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT

                                                                                                             Per $1,000 of Original
                                                                                                                Class A/Class B
                                                                                                                Certificate Amount
                                                                                                             -----------------------
      (i)   Principal Distribution

               Class A Amount                                                            $ 17,275,377.58           $26.293558
               Class B Amount                                                            $    814,023.06           $26.293558

     (ii)   Interest Distribution
               Class A Amount                                                            $  1,675,209.61           $ 2.549711
               Class B Amount                                                            $     78,936.58           $ 2.549711

    (iii)   Monthly Servicing Fee                                                        $    289,941.52           $ 0.421440
                                                                                         ---------------
               Monthly Supplemental Servicing Fee                                        $          0.00           $ 0.000000
               Class A Percentage of the Servicing Fee                                   $    276,894.15           $ 0.421440
               Class A Percentage of the Supplemental Servicing Fee                      $          0.00           $ 0.000000
               Class B Percentage of the Servicing Fee                                   $     13,047.37           $ 0.421440
               Class B Percentage of the Supplemental Servicing Fee                      $          0.00

     (iv)   Class A Principal Balance (end of Collection Period)                         $314,997,602.55
            Class A Pool Factor (end of Collection Period)                                    47.943425%
            Class B Principal Balance (end of Collection Period)                         $ 14,842,819.43
            Class B Pool Factor (end of Collection Period)                                    47.943425%

      (v)   Pool Balance (end of Collection Period)                                      $329,840,421.98

     (vi)   Class A Interest Carryover Shortfall                                         $          0.00
            Class A Principal Carryover Shortfall                                        $          0.00
            Class B Interest Carryover Shortfall                                         $          0.00
            Class B Principal Carryover Shortfall                                        $          0.00

    (vii)   Amount Otherwise Distributable to the Seller that is
              Distributed to Either the Class A or Class B Certificateholders            $          0.00          $ 0.000000


   (viii)   Balance of the Reserve Fund Property (end of Collection Period)
               Class A Amount                                                            $ 6,879,784.34
               Class B Amount                                                            $         0.00

     (ix)   Aggregate Purchase Amount of Receivables repurchased by the Seller
             or the Servicer                                                             $         0.00


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